EXHIBIT 5



                           WEIL, GOTSHAL & MANGES LLP
                   A LIMITED LIABILITY PARTNERSHIP INCLUDING
                            PROFESSION CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                              September 14, 1998




International Specialty Products Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey  07470

Ladies and Gentlemen:

            We have acted as counsel to International Specialty Products Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, Registration No. 333-59593 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $1,000,000,000 aggregate initial offering price of the following securities of the Company (the "Securities") for issuance from time to time pursuant to Rule 415 under the Securities Act: (i) debt securities (the "Debt Securities") which may be offered as senior debt of the Company and (ii) shares of common stock, $0.01 par value (the "Common Stock"). The Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of the offering and will be set forth in a prospectus supplement to the prospectus (the "Prospectus") included in the Registration Statement.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, the By-laws of the Company, as amended to date, the Registration Statement, the Prospectus, the form of Indenture (the "Indenture") to be entered into between the Company and the party to be named in a prospectus supplement as trustee under the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

International Specialty
  Products Inc.
September 14, 1998
Page 2


            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      (1) The Debt Securities have been duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the Debt Securities of laws which limit the rates of interest that may legally be contracted for, charged or collected.

      (2) The shares of Common Stock have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

            The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to all references to our firm included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP